Exhibit 99

Snap-on Announces Fourth Quarter and Full Year 2015 Results

Diluted EPS of $2.22 for the quarter increases 12.7%;
Operating earnings before financial services of 19.1% of sales in the quarter up 220 basis points;
Organic sales increase 3.1% in the quarter

KENOSHA, Wis.--(BUSINESS WIRE)--February 4, 2016--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced 2015 operating results for the fourth quarter and full year.

  Sales of $851.7 million in the quarter decreased $5.7 million, or 0.7%, from 2014 levels; excluding $33.2 million of unfavorable foreign currency translation and $2.2 million of acquisition-related sales, organic sales increased $25.3 million or 3.1%.
  Operating earnings before financial services of $162.3 million in the quarter improved 220 basis points to 19.1% of sales as compared to $145.2 million, or 16.9% of sales, last year.
  Financial services operating earnings of $45.0 million in the quarter increased $2.8 million, or 6.6%, from 2014 levels; financial services revenue of $63.1 million in the quarter increased 6.2% from 2014 levels.
  Consolidated operating earnings of $207.3 million in the quarter improved to 22.7% of revenues (net sales plus financial services revenue) as compared to $187.4 million, or 20.4% of revenues, last year.
  The fourth quarter effective income tax rate was 31.1% in 2015 and 32.1% in 2014. For the full year, the effective income tax rate of 31.7% compared to 32.1% last year.
  Fourth quarter net earnings of $131.4 million, or $2.22 per diluted share, compared to net earnings of $116.2 million, or $1.97 per diluted share, a year ago.
  Full year sales of $3,352.8 million increased 2.3% from 2014 levels; excluding $157.7 million of unfavorable foreign currency translation and $12.0 million of acquisition-related sales, organic sales increased 7.1%. Full year net earnings of $478.7 million, or $8.10 per diluted share, compared to net earnings of $421.9 million, or $7.14 per diluted share, last year.

“For full-year 2015, Snap-on achieved organic sales growth of 7.1% and diluted earnings per share increased 13.4%, once again validating Snap-on’s ability to build upon its unique combination of capabilities in serving serious professionals and to successfully navigate our runways for coherent growth and operating improvement,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “Our fourth quarter results, including 3.1% organic sales growth, a 19.1% operating margin before financial services, and a 12.7% increase in diluted earnings per share, represent an encouraging finish to 2015 and demonstrate ongoing progress along these runways while overcoming meaningful and continuing external headwinds. As we enter 2016, we believe that we’ll further strengthen our position with professionals performing critical tasks by enhancing the franchise network, expanding in the vehicle repair garage, extending to critical industries and building in emerging markets. At the same time, we remain committed to taking advantage of the opportunities for ongoing operating improvement through our Snap-on Value Creation Processes in the areas of safety, quality, customer connection and rapid continuous improvement. Finally, our progress in 2015 would not have been possible without the capability and commitment of our franchisees and associates, and I thank them for their dedication and their contributions.”

Quarterly Segment Results

Commercial & Industrial Group segment sales of $281.8 million in the quarter decreased $16.4 million, or 5.5%, from 2014 levels. Excluding $14.7 million of unfavorable foreign currency translation, organic sales declined $1.7 million, or 0.6%, as lower sales to the military and to customers in the oil and gas sector were partially offset by sales gains from both the segment’s power tools operations and European-based hand tools business.

Operating earnings of $41.9 million in the period, including $1.5 million of unfavorable foreign currency effects, increased $1.4 million from 2014 levels, and the operating margin (operating earnings as a percentage of segment sales) of 14.9% improved 130 basis points from 13.6% a year ago.

Snap-on Tools Group segment sales of $411.2 million in the quarter rose $23.7 million, or 6.1%, from 2014 levels, reflecting sales increases in both the company’s U.S. and international franchise operations. Excluding $9.3 million of unfavorable foreign currency translation, organic sales increased 8.7%.

Operating earnings of $71.9 million in the period, including $4.8 million of unfavorable foreign currency effects, increased $8.0 million from 2014 levels, and the operating margin of 17.5% improved 100 basis points from 16.5% a year ago.

Repair Systems & Information Group segment sales of $280.6 million in the quarter decreased $2.2 million, or 0.8%, from 2014 levels. Excluding $10.3 million of unfavorable foreign currency translation and $2.2 million of acquisition-related sales, organic sales increased $5.9 million, or 2.2%, primarily due to higher sales of diagnostics and repair information products to independent repair shop owners and managers, and increased sales to OEM dealerships; sales of undercar equipment were essentially flat year over year.

Operating earnings of $72.1 million in the period, including $2.9 million of unfavorable foreign currency effects, increased $6.9 million from 2014 levels, and the operating margin of 25.7% improved 260 basis points from 23.1% a year ago.

Financial Services operating earnings of $45.0 million on revenue of $63.1 million in the quarter compared to operating earnings of $42.2 million on revenue of $59.4 million a year ago.

Corporate expenses of $23.6 million in the quarter compared to expenses of $24.4 million last year.

Outlook

Snap-on expects to make continued progress in 2016 along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, Snap-on expects that capital expenditures in 2016 will be in a range of $80 million to $90 million. Snap-on also anticipates that its full year 2016 effective income tax rate will be comparable to its 2015 full year rate.

Conference Call and Webcast on February 4, 2016, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, February 4, 2016, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit http://www.snapon.com/sna and click on the link to the webcast. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website under the tabs Investor Information / Investor Events / Company Presentations.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.4 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 3, 2015, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Fourth Quarter		Full Year
	2015	2014	2015	2014

Net sales	$851.7	$857.4	$3,352.8	$3,277.7
Cost of goods sold	(439.4)	(446.1)	(1,704.5)	(1,693.4)
Gross profit	412.3	411.3	1,648.3	1,584.3
Operating expenses	(250.0)	(266.1)	(1,053.7)	(1,048.7)
Operating earnings before financial services	162.3	145.2	594.6	535.6

Financial services revenue	63.1	59.4	240.3	214.9
Financial services expenses	(18.1)	(17.2)	(70.1)	(65.8)
Operating earnings from financial services	45.0	42.2	170.2	149.1

Operating earnings	207.3	187.4	764.8	684.7
Interest expense	(13.0)	(13.8)	(51.9)	(52.9)
Other income (expense) – net	(0.5)	(0.2)	(2.4)	(0.9)
Earnings before income taxes and equity earnings	193.8	173.4	710.5	630.9
Income tax expense	(59.3)	(54.9)	(221.2)	(199.5)
Earnings before equity earnings	134.5	118.5	489.3	431.4
Equity earnings, net of tax	-	0.2	1.3	0.7
Net earnings	134.5	118.7	490.6	432.1
Net earnings attributable to noncontrolling interests	(3.1)	(2.5)	(11.9)	(10.2)
Net earnings attributable to Snap-on Inc.	$131.4	$116.2	$478.7	$421.9

Net earnings per share attributable to Snap-on Inc.:
Basic	$2.26	$2.00	$8.24	$7.26
Diluted	2.22	1.97	8.10	7.14

Weighted-average shares outstanding:
Basic	58.1	58.1	58.1	58.1
Effect of dilutive securities	1.1	1.0	1.0	1.0
Diluted	59.2	59.1	59.1	59.1

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Fourth Quarter		Full Year
	2015	2014	2015	2014

Net sales:
Commercial & Industrial Group	$281.8	$298.2	$1,163.6	$1,174.8
Snap-on Tools Group	411.2	387.5	1,568.7	1,455.2
Repair Systems & Information Group	280.6	282.8	1,113.2	1,095.2
Segment net sales	973.6	968.5	3,845.5	3,725.2
Intersegment eliminations	(121.9)	(111.1)	(492.7)	(447.5)
Total net sales	$851.7	$857.4	$3,352.8	$3,277.7
Financial Services revenue	63.1	59.4	240.3	214.9
Total revenues	$914.8	$916.8	$3,593.1	$3,492.6

Operating earnings:
Commercial & Industrial Group	$41.9	$40.5	$169.4	$158.6
Snap-on Tools Group	71.9	63.9	256.0	223.1
Repair Systems & Information Group	72.1	65.2	273.4	251.2
Financial Services	45.0	42.2	170.2	149.1
Segment operating earnings	230.9	211.8	869.0	782.0
Corporate	(23.6)	(24.4)	(104.2)	(97.3)
Operating earnings	$207.3	$187.4	$764.8	$684.7
Interest expense	(13.0)	(13.8)	(51.9)	(52.9)
Other income (expense) – net	(0.5)	(0.2)	(2.4)	(0.9)
Earnings before income taxes
and equity earnings	$193.8	$173.4	$710.5	$630.9

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	Fiscal Year End
	2015	2014

Assets
Cash and cash equivalents	$92.8	$132.9
Trade and other accounts receivable – net	562.5	550.8
Finance receivables – net	447.3	402.4
Contract receivables – net	82.1	74.5
Inventories – net	497.8	475.5
Deferred income tax assets	109.9	101.0
Prepaid expenses and other assets	106.3	121.5
Total current assets	1,898.7	1,858.6

Property and equipment – net	413.5	404.5
Deferred income tax assets	106.3	93.2
Long-term finance receivables – net	772.7	650.5
Long-term contract receivables – net	266.6	242.0
Goodwill	790.1	810.7
Other intangibles – net	195.0	203.3
Other assets	44.0	47.3
Total assets	$4,486.9	$4,310.1

Liabilities and Equity
Notes payable	$18.4	$56.6
Accounts payable	148.3	145.0
Accrued benefits	52.1	53.8
Accrued compensation	91.0	99.2
Franchisee deposits	64.4	65.8
Other accrued liabilities	296.3	298.3
Total current liabilities	670.5	718.7

Long-term debt	861.7	862.7
Deferred income tax liabilities	169.8	159.2
Retiree health care benefits	37.9	42.5
Pension liabilities	227.8	217.9
Other long-term liabilities	88.5	83.8
Total liabilities	2,056.2	2,084.8

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	296.3	254.7
Retained earnings	2,986.9	2,637.2
Accumulated other comprehensive loss	(364.2)	(248.2)
Treasury stock at cost	(573.7)	(503.3)
Total shareholders' equity attributable to Snap-on Inc.	2,412.7	2,207.8
Noncontrolling interests	18.0	17.5
Total equity	2,430.7	2,225.3
Total liabilities and equity	$4,486.9	$4,310.1

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Fourth Quarter
	2015	2014
Operating activities:
Net earnings	$134.5	$118.7
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	15.1	14.2
Amortization of other intangibles	6.3	6.3
Provision for losses on finance receivables	9.2	7.6
Provision for losses on non-finance receivables	2.8	3.6
Stock-based compensation expense	10.0	10.8
Excess tax benefits from stock-based compensation	(3.4)	(3.6)
Deferred income tax provision	1.1	6.3
Loss (gain) on sales of assets	(2.4)	0.2
Changes in operating assets and liabilities, net of effects of acquisition:
Decrease in trade and other accounts receivable	0.1	4.3
Increase in contract receivables	(3.1)	(5.8)
Decrease (increase) in inventories	23.8	(3.6)
Increase in prepaid and other assets	(0.2)	(18.7)
Decrease in accounts payable	(30.9)	(23.6)
Decrease in accruals and other liabilities	(18.5)	(19.5)
Net cash provided by operating activities	144.4	97.2

Investing activities:
Additions to finance receivables	(215.0)	(197.0)
Collections of finance receivables	148.2	166.3
Capital expenditures	(16.1)	(17.3)
Acquisition of business	1.3	-
Disposals of property and equipment	3.0	0.2
Other	4.0	1.8
Net cash used by investing activities	(74.6)	(46.0)

Financing activities:
Repayments of notes payable	(1.5)	-
Net decrease in other short-term borrowings	(51.6)	(1.5)
Cash dividends paid	(35.4)	(30.8)
Purchases of treasury stock	(8.8)	(11.8)
Proceeds from stock purchase and option plans	1.9	2.2
Excess tax benefits from stock-based compensation	3.4	3.6
Other	(2.9)	(2.9)
Net cash used by financing activities	(94.9)	(41.2)

Effect of exchange rate changes on cash and cash equivalents	(1.3)	(1.8)
Increase (decrease) in cash and cash equivalents	(26.4)	8.2

Cash and cash equivalents at beginning of period	119.2	124.7
Cash and cash equivalents at end of year	$92.8	$132.9

Supplemental cash flow disclosures:
Cash paid for interest	$(1.6)	$(1.7)
Net cash paid for income taxes	(67.7)	(55.3)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Full Year
	2015	2014
Operating activities:
Net earnings	$490.6	$432.1
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	57.8	54.8
Amortization of other intangibles	24.7	24.7
Provision for losses on finance receivables	31.6	27.4
Provision for losses on non-finance receivables	13.6	14.3
Stock-based compensation expense	39.8	38.1
Excess tax benefits from stock-based compensation	(18.3)	(13.9)
Deferred income tax provision (benefit)	(5.1)	3.2
Loss (gain) on sales of assets	(2.1)	0.4
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(44.7)	(57.4)
Increase in contract receivables	(34.6)	(37.5)
Increase in inventories	(43.3)	(61.1)
Increase in prepaid and other assets	(28.2)	(50.9)
Increase (decrease) in accounts payable	4.7	(7.0)
Increase in accruals and other liabilities	10.0	30.7
Net cash provided by operating activities	496.5	397.9

Investing activities:
Additions to finance receivables	(844.2)	(746.2)
Collections of finance receivables	624.8	591.4
Capital expenditures	(80.4)	(80.6)
Acquisitions of businesses	(11.8)	(41.3)
Disposals of property and equipment	3.5	0.8
Other	1.7	2.7
Net cash used by investing activities	(306.4)	(273.2)

Financing activities:
Repayment of long-term debt	-	(100.0)
Proceeds from notes payable	7.1	4.9
Repayments of notes payable	(6.3)	(1.6)
Net increase (decrease) in other short-term borrowings	(34.8)	41.7
Cash dividends paid	(127.9)	(107.6)
Purchases of treasury stock	(110.4)	(79.3)
Proceeds from stock purchase and option plans	41.6	33.0
Excess tax benefits from stock-based compensation	18.3	13.9
Other	(13.6)	(11.9)
Net cash used by financing activities	(226.0)	(206.9)

Effect of exchange rate changes on cash and cash equivalents	(4.2)	(2.5)
Decrease in cash and cash equivalents	(40.1)	(84.7)

Cash and cash equivalents at beginning of year	132.9	217.6
Cash and cash equivalents at end of year	$92.8	$132.9

Supplemental cash flow disclosures:
Cash paid for interest	$(50.8)	$(52.8)
Net cash paid for income taxes	(191.9)	(191.2)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Fourth Quarter		Fourth Quarter
	2015	2014	2015	2014

Net sales	$851.7	$857.4	$-	$-
Cost of goods sold	(439.4)	(446.1)	-	-
Gross profit	412.3	411.3	-	-
Operating expenses	(250.0)	(266.1)	-	-
Operating earnings before financial services	162.3	145.2	-	-

Financial services revenue	-	-	63.1	59.4
Financial services expenses	-	-	(18.1)	(17.2)
Operating earnings from financial services	-	-	45.0	42.2

Operating earnings	162.3	145.2	45.0	42.2
Interest expense	(12.8)	(13.6)	(0.2)	(0.2)
Intersegment interest income (expense) – net	16.2	15.3	(16.2)	(15.3)
Other income (expense) – net	(0.5)	(0.2)	-	-
Earnings before income taxes and equity earnings	165.2	146.7	28.6	26.7
Income tax expense	(48.8)	(45.1)	(10.5)	(9.8)
Earnings before equity earnings	116.4	101.6	18.1	16.9
Financial services – net earnings
attributable to Snap-on Inc.	18.1	16.9	-	-
Equity earnings, net of tax	-	0.2	-	-
Net earnings	134.5	118.7	18.1	16.9
Net earnings attributable to noncontrolling interests	(3.1)	(2.5)	-	-
Net earnings attributable to Snap-on Inc.	$131.4	$116.2	$18.1	$16.9

*Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Full Year		Full Year
	2015	2014	2015	2014

Net sales	$3,352.8	$3,277.7	$-	$-
Cost of goods sold	(1,704.5)	(1,693.4)	-	-
Gross profit	1,648.3	1,584.3	-	-
Operating expenses	(1,053.7)	(1,048.7)	-	-
Operating earnings before financial services	594.6	535.6	-	-

Financial services revenue	-	-	240.3	214.9
Financial services expenses	-	-	(70.1)	(65.8)
Operating earnings from financial services	-	-	170.2	149.1

Operating earnings	594.6	535.6	170.2	149.1
Interest expense	(51.4)	(52.2)	(0.5)	(0.7)
Intersegment interest income (expense) – net	62.7	56.7	(62.7)	(56.7)
Other income (expense) – net	(2.4)	(0.8)	-	(0.1)
Earnings before income taxes and equity earnings	603.5	539.3	107.0	91.6
Income tax expense	(181.9)	(165.8)	(39.3)	(33.7)
Earnings before equity earnings	421.6	373.5	67.7	57.9
Financial services – net earnings
attributable to Snap-on Inc.	67.7	57.9	-	-
Equity earnings, net of tax	1.3	0.7	-	-
Net earnings	490.6	432.1	67.7	57.9
Net earnings attributable to noncontrolling interests	(11.9)	(10.2)	-	-
Net earnings attributable to Snap-on Inc.	$478.7	$421.9	$67.7	$57.9

*Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Fiscal Year End		Fiscal Year End
	2015	2014	2015	2014

Assets
Cash and cash equivalents	$92.7	$132.8	$0.1	$0.1
Intersegment receivables	15.9	16.0	-	-
Trade and other accounts receivable – net	562.2	550.5	0.3	0.3
Finance receivables – net	-	-	447.3	402.4
Contract receivables – net	8.0	7.6	74.1	66.9
Inventories – net	497.8	475.5	-	-
Deferred income tax assets	91.0	85.4	18.9	15.6
Prepaid expenses and other assets	111.5	125.5	1.2	0.9
Total current assets	1,379.1	1,393.3	541.9	486.2

Property and equipment – net	412.1	403.4	1.4	1.1
Investment in Financial Services	251.8	218.9	-	-
Deferred income tax assets	105.4	92.9	0.9	0.3
Intersegment long-term notes receivable	398.7	232.1	-	-
Long-term finance receivables – net	-	-	772.7	650.5
Long-term contract receivables – net	12.1	12.8	254.5	229.2
Goodwill	790.1	810.7	-	-
Other intangibles – net	195.0	203.3	-	-
Other assets	49.9	50.9	1.0	1.0
Total assets	$3,594.2	$3,418.3	$1,572.4	$1,368.3

Liabilities and Equity
Notes payable	$18.4	$56.6	$-	$-
Accounts payable	148.2	144.7	0.1	0.3
Intersegment payables	-	-	15.9	16.0
Accrued benefits	52.1	53.8	-	-
Accrued compensation	86.9	95.2	4.1	4.0
Franchisee deposits	64.4	65.8	-	-
Other accrued liabilities	277.7	285.0	25.0	18.2
Total current liabilities	647.7	701.1	45.1	38.5

Long-term debt and intersegment long-term debt	-	-	1,260.4	1,094.8
Deferred income tax liabilities	169.6	158.6	0.2	0.6
Retiree health care benefits	37.9	42.5	-	-
Pension liabilities	227.8	217.9	-	-
Other long-term liabilities	80.5	72.9	14.9	15.5
Total liabilities	1,163.5	1,193.0	1,320.6	1,149.4

Total shareholders' equity attributable to Snap-on Inc.	2,412.7	2,207.8	251.8	218.9
Noncontrolling interests	18.0	17.5	-	-
Total equity	2,430.7	2,225.3	251.8	218.9
Total liabilities and equity	$3,594.2	$3,418.3	$1,572.4	$1,368.3

*Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561